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                                                                   Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-65688 and 33-98852) and in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-10949 and 333-12435) of Molten Metal Technology, Inc. of our report dated May 23, 1997 relating to the financial statements of M4 Environmental L.P., which report is included as an exhibit to this Annual Report on Form 10-K of Molten Metal Technology, Inc. for the year ended December 31, 1996.


Price Waterhouse LLP
Boston, Massachusetts
May 23, 1997